As filed with the Securities and Exchange
                          Commission on March 29, 1996
                                               Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                               __________________

                                    FORM S-3
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                               __________________

                              THERMO TERRATECH INC.
             (Exact name of registrant as specified in its charter)

                               ------------------

                  Delaware                                04-2925807
        (State or other jurisdiction of                (I.R.S. Employer
        incorporation or organization)                Identification No.)

                               ------------------

                                 81 Wyman Street
                                 P. O. Box 9046
                        Waltham, Massachusetts 02254-9046
                                 (617) 622-1000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               __________________

                          Sandra L. Lambert, Secretary
                              Thermo TerraTech Inc.
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                 P. O. Box 9046
                             Waltham, MA  02254-9046
                                 (617) 622-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                           Seth H. Hoogasian, Esquire
                                 General Counsel
                              Thermo TerraTech Inc.
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                       Waltham, Massachusetts 02254-9046
                              ______________________

             Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement has become effective.
PAGE

             If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment
        plans, please check the following box.  [   ]

             If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment
        plans, please check the following box.   [ x ]

                               __________________

                         CALCULATION OF REGISTRATION FEE

                                   Proposed
          Title of                  Maximum     Proposed
         securities     Amount     Offering     Maximum      Amount of
            to be        to be     Price Per   Aggregate    Registration
         registered   registered     Share   Offering Price     Fee

        Common Stock,
          $.10 par      111,529
          value per     shares      $13 3/8  $1,491,701(1)    $515 (1)
           share                      (1)

        (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices of the Common Stock on the American Stock Exchange on March 28, 1996.


                            -------------------------


             THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.










        PROSPECTUS
PAGE

                                 111,529 Shares

                              THERMO TERRATECH INC.

                                  Common Stock

             This Prospectus relates to 111,529 shares (the "Shares") of Common Stock, par value $.10 per share (the "Common Stock"), of Thermo TerraTech Inc. (the "Company"). The Shares may be offered by the Thermo Electron Corporation Employees Stock Ownership Plan and Trust (the "Selling Shareholder" or the "Plan"), a profit sharing plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), from time to time in transactions on the American Stock Exchange, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Alternatively, the Selling Shareholder may distribute some or all of the Shares to participants in the Plan who elect to receive distributions in kind upon the termination of the Plan. Shares not so sold or distributed may be transferred to a successor plan qualified under Section 401(a) of the Code. The Selling Shareholder and any broker-dealer who acts in connection with the sales of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Shares were originally acquired by the Selling Shareholder in open market transactions or in the form of contributions from the Company or from Thermo Electron Corporation, which owns a majority of the Company's outstanding capital stock ("Thermo Electron"). See "Selling Shareholder."

                                  _____________


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
            OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCU-
               RACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESEN-
                  TATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                  -------------
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







             None of the proceeds from the sale of the Shares by the Selling Shareholder will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts and selling commissions, and fees and expenses of counsel or other advisers to the Selling Shareholder) in connection with the registration and sale of the Shares being registered hereby. The Company has agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.


        _________, 1996

                                  _____________


             No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus regarding the Company or the offering made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person. All information contained in this Prospectus is as of the date of this Prospectus. Neither the delivery of this Prospectus nor any sale or distribution and resale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation may not be lawfully made.

                                  _____________


                              AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the

                                        2
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





        Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Common Stock of the Company is listed on the American Stock Exchange, and the reports, proxy statements and other information filed by the Company with the Commission can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

             This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act, omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the applicable document filed with the Commission.

             The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to:
        Sandra L. Lambert, Secretary, Thermo TerraTech Inc., 81 Wyman Street, P. O. Box 9046, Waltham, Massachusetts 02254-9046 (telephone number: (617) 622-1000).


                                   THE COMPANY

             The Company is a provider of environmental services and infrastructure planning and design, encompassing a range of specializations within the consulting and design, remediation and recycling, laboratory testing, and metal-treating industries.

             Consulting and Design - The Company's Bettigole Andrews & Clark Inc. and Normandeau Associates Inc. subsidiaries provide both private and public sector clients with a range of consulting services that address transportation planning and design, and natural resource management issues, respectively. In February 1995, the Company acquired Elson T. Killam Associates Inc., which provides environmental consulting and engineering services and specializes in wastewater treatment and water resources management.

             Remediation and Recycling - The Company's majority-owned Thermo Remediation Inc. ("Thermo Remediation") subsidiary operates a network of soil-remediation centers, serving customers in more than a dozen states by providing thermal treatment of soil to remove and destroy petroleum contamination caused by leaking underground and aboveground storage tanks, spills, and other sources. Thermo Remediation's Thermo Fluids Inc.

                                        3
PAGE
        subsidiary, located in Arizona, offers fluids-recycling services including waste motor oil and wastewater treatment throughout Arizona and in neighboring states. In addition, Thermo Remediation's Remediation Technologies, Inc. subsidiary, acquired in December 1995, is an integrated environmental services firm, with 15 offices nationwide, that focuses primarily on the remediation of former and active industrial sites contaminated with organic wastes and residues.

                  Through its Thermo Nutech division ("Thermo Nutech"), Thermo Remediation provides services to remove radioactive contaminants from sand, gravel, and soil, as well as health physics, radiochemistry laboratory, and radiation dosimetry services. Thermo Nutech was formerly part of a joint venture between the Company and Thermo Instrument Systems Inc.

                  The Company's majority-owned Thermo EuroTech N.V. subsidiary, formerly known as J. Amerika N.V. ("Thermo EuroTech"), located in the Netherlands, provides wastewater treatment services as well as services to test, remove and install underground storage tanks. In March 1995, Thermo EuroTech acquired Refining and Trading Holland B.V., which specializes in converting "off-spec" and contaminated petroleum fluids into usable oil products.

             Laboratory Testing - The Company's Thermo Analytical Inc. subsidiary operates a network of analytical laboratories that provide environmental testing services to commercial and government clients throughout the U.S. The May 1995 acquisition of Lancaster Laboratories expands the Company's range of contract services beyond environmental testing to the pharmaceutical- and food-testing industries.

             Metal Treating - The Company performs metallurgical processing services, using thermal-treatment equipment at locations in California and Minnesota. The Company also designs, manufactures, and installs advanced custom-engineered, thermal-processing systems through its equipment division located in Michigan.

             The Company is a majority-owned, publicly traded subsidiary of Thermo Electron. As of December 30, 1995, Thermo Electron owned 14,119,858 shares of the Common Stock of the Company, representing approximately 81% of such Common Stock outstanding. The Company's principal executive offices are located at 81 Wyman Street, Waltham, Massachusetts 02254, and its telephone number is (617) 622-1000.

                               SELLING SHAREHOLDER

             The following table sets forth the name of the Selling Shareholder, the number of shares of Common Stock owned by the Selling Shareholder, the number of Shares that may be offered by the Selling Shareholder pursuant to this Prospectus, and the

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





        number of Shares the Selling Shareholder will own after completion of the offering, assuming all of the Shares being offered hereby are sold.

                                    Shares of
                                      Common                   Shares
                                      Stock                     Owned
                                      Owned                     After
                                     Prior to     Shares     Completion
            Selling Shareholder        the         Being       of the
            -------------------
                                     Offering     Offered     Offering
                                     --------     -------     --------


             Thermo Electron
             Corporation Employees   111,529      111,529         0
             Stock Ownership Plan
             and Trust

        __________________

             (1) Certain officers and directors of the Company and/or of Thermo Electron are trustees of the Selling
                  Shareholder.

             The Shares are being registered to permit the sale of the Shares by the Selling Shareholder to the public. All of the Shares being offered by the Selling Shareholder were originally acquired by the Selling Shareholder in open market transactions or in the form of contributions from the Company or from Thermo Electron. The Selling Shareholder is selling the Shares in connection with the liquidation and termination of the Plan in order to repay loans made to the Plan by Thermo Electron and to distribute the remaining proceeds to beneficiaries of the Plan. Thermo Electron has agreed to bear all expenses (other than underwriting discounts, selling commissions, and fees and expenses of counsel and other advisors to the Selling Shareholder) in connection with the registration and sale of the Shares being offered by the Selling Shareholder. See "Sale of Shares." The Company has agreed to prepare and file such amendments and supplements to the Registration Statement of which this Prospectus forms a part as may be necessary to keep the Registration Statement effective until all the Shares registered thereunder have been sold pursuant thereto or until, by reason of Rule 144(k) of the Commission under the Securities Act or any other rule of similar effect, the Shares are no longer required to be registered for the sale thereof by the Selling Shareholder.


                                 SALE OF SHARES

             The Company has been advised that the Selling Shareholder may sell Shares from time to time in transactions on the American Stock Exchange, in negotiated transactions, through the writing of options on the Shares, or a combination of such methods of

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





        sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices. The Selling Shareholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Alternatively, the Selling Shareholder may distribute some or all of the Shares to participants in the Plan who elect to receive distributions in kind upon the termination of the Plan. Shares not so sold or distributed may be transferred to a successor plan qualified under Section 401(a) of the Code.

             The Selling Shareholder and any broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             The following documents previously filed with the Commission are incorporated in this Prospectus by reference:

             (1) The Company's Annual Report on Form 10-K for the year ended April 1, 1995, as amended.

             (2) The Company's Current Report on Form 8-K filed with the Commission on May 24, 1995 with respect to events occurring on May 9, 1995.

             (3) The Company's Current Report on Form 8-K filed with the Commission on May 25, 1995 with respect to events occurring on May 10, 1995, as amended.

             (4) The Company's Quarterly Report on Form 10-Q for the three-month period ended July 1, 1995.

             (5) The Company's Quarterly Report on Form 10-Q for the three-month period ended September 30, 1995.

             (6) The Company's Current Report on Form 8-K filed with the Commission on December 14, 1995 with respect to events occurring on December 8, 1995, as amended.

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





             (7) The Company's Current Report on Form 8-K filed with the Commission on December 15, 1995 with respect to events occurring on December 13, 1995.

             (8) The Company's Quarterly Report on Form 10-Q for the three-month period ended December 30, 1995.

             (9) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A, filed under the Exchange Act, as amended.

                  All reports or proxy statements filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies, supersedes or replaces that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                                  LEGAL MATTERS

             The validity of the Common Stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian owns or has the right to acquire, pursuant to the exercise of stock options, shares of the Common Stock of the Company and of certain of the Company's subsidiaries, the fair market value of which exceeds $50,000.


                                     EXPERTS

             The financial statements and schedule of the Company for the year ended April 1, 1995, incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K, as amended, for the year ended April 1, 1995 have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

             The financial statements of Lancaster Laboratories, Inc. and Clewmark Holdings for the year ended September 30, 1994, incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K, as amended, dated May 10, 1995 have been audited by Trout, Ebersole & Groff, independent public accountants, to the extent and for the periods as indicated in their report with respect thereto, and are incorporated herein in

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        reliance upon the authority of said firm as experts in giving said report.

             The financial statements of Remediation Technologies, Inc. for the year ended December 31, 1994, incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K, as amended, dated December 8, 1995 have been audited by KPMG Peat Marwick LLP, independent public accountants, to the extent and for the periods as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

             The financial statements of Remediation Technologies, Inc. for the year ended December 31, 1993 and 1992, incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K, as amended, dated December 8, 1995 have been audited by Nardella & Taylor, independent public accountants, to the extent and for the periods as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report.

             The financial statements of RETEC/TETRA L.C. appearing in the Company's Current Report on Form 8-K, as amended, dated December 8, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

             Item 14.  Other Expenses of Issuance and Distribution.

             The expenses incurred by the Company in connection with the issuance and distribution of the securities being registered are as follows. All amounts are estimated except the Securities and Exchange Commission registration fee.

                                                              Amount
                                                              ------

             Registration fee - Securities and Exchange
             Commission ...................................$      515
             Legal fees and expenses ......................     1,000
             Accounting fees and expenses .................     5,000

             Miscellaneous ................................     1,000
                  Total ...................................$    7,515

             Item 15.  Indemnification of Directors and Officers.

             The Delaware General Corporation Law and the Company's Certificate of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

             Thermo Electron Corporation has an insurance policy which insures the directors and officers of Thermo Electron and its subsidiaries, including the Company, against certain liabilities which might be incurred in connection with the performance of their duties.


             Item 16.  Exhibits and Financial Statement Schedules.

             See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.


             Item 17.  Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

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                   (1) To file, during any period in which offers or
                       sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or
                            events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                       (iii)To include any material information with
                            respect to the plan of distribution not
                            previously disclosed in the registration statement or any material change to such information in the registration statement.

                            Provided, however, that paragraphs (a)(1)(i)
                       and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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                  (3)  To remove from registration by means of a
                       post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
        Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 29th day of March, 1996.

                                      THERMO TERRATECH INC.

                                      By:  John P. Appleton
                                           ---------------------------
                                           John P. Appleton, President
                                           and Chief Executive Officer

             KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John N. Hatsopoulos, Paul F. Kelleher, Seth H. Hoogasian, Sandra L. Lambert and Jonathan W. Painter, and each of them, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature         Title                      Date
              ---------         -----                      ----



                               President, Chief
                               Executive
        John P. Appleton       Officer and Director     March 29, 1996
        John P. Appleton

                               Vice President, Chief
                               Financial Officer and
        John N. Hatsopoulos    Director                 March 29, 1996

        John N. Hatsopoulos






                                       12
PAGE

              Signature         Title                      Date
              ---------         -----                      ----




                               Chief Accounting
        Paul F. Kelleher       Officer                  March 29, 1996
        Paul F. Kelleher


        George N. Hatsopoulos  Director                 March 29, 1996
        George N. Hatsopoulos



        Donald E. Noble        Director                 March 29, 1996
        Donald E. Noble



        William A. Rainville   Chairman of the Board    March 29, 1996
        William A. Rainville



        Polyvios C. Vintiadis  Director                 March 29, 1996
        Polyvios C. Vintiadis


                               Director                 March __, 1996
        Paul E. Tsongas
























                                       13
PAGE

                                  EXHIBIT INDEX


        Exhibit
        Sequential
        Number         Description of Exhibit                   Page No.
        ------         ----------------------                   --------


              5      Opinion of Seth H. Hoogasian, Esq.

             23(a)    Consent of Arthur Andersen LLP

               (b)    Consent of Trout, Ebersole & Groff

               (c)    Consent of KPMG Peat Marwick LLP

               (d)    Consent of Nardella & Taylor

               (e)    Ernst & Young LLP

               (f)    Consent of Seth H. Hoogasian, Esq.
                      (contained in Exhibit 5)

             24       Power of Attorney (See Signature Page)